[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.51

SUBCONTRACT AGREEMENT

BETWEEN YALE UNIVERSITY

AND MIRAGEN THERAPEUTICS, INC.

This Subcontract Agreement for the development of promiR-29 for the treatment of patients with Pulmonary Fibrosis (the “Subcontract”) is entered into on the 1st day of October, 2014 (the “Effective Date”) by and between Yale University, a nonprofit corporation, organized and existing under and by virtue of a special charter granted by the General Assembly of the Colony and State of Connecticut (“Yale”), located at 47 College Street, Suite 203, New Haven, CT 06510 (“Yale”) and MiRagen Therapeutics, Inc. (“MiRagen”), a Delaware corporation with offices at 6200 Lookout Rd., Suite 100, Boulder, CO 80301. Yale and MiRagen may be referred to herein individually as a “Party” and collectively, as “Parties.”

RECITALS

WHEREAS, MiRagen is a biopharmaceutical company discovering and developing innovative microRNA (miRNA)-targeting therapies to improve human health, specifically in disease areas of high unmet medical need;

WHEREAS, Yale is a university engaged to advance scientific and medical knowledge, with a due regard for patient safety, and will further the instructional and research objectives of institution in a manner consistent with its status as a professional organization, together with MiRagen, in the research in the area of pulmonary fibrosis;

WHEREAS, the Parties have previously entered into that certain Materials Transfer Agreement, effective as of September 2, 2013, as amended as of July 31, 2014 (the “MTA”), pursuant to which MiRagen transferred certain materials to Yale, and Yale conducted research;

WHEREAS, the Parties have applied for and received from the National Institutes of Health (“NIH”), Centers for Advanced Diagnostics and Experimental Therapeutics (“CADET”) in Lung Diseases Stage II grant (the “Grant”) issued on September 22, 2014, Grant Number 1UH2JHL123886-01 in order to carry out the research activities specified therein, and as hereinafter mutually agreed by the Parties and/or required by relevant United States federal government administrative agencies and their divisions, including NIH (the “Research”); and

WHEREAS, Yale now desires to engage MiRagen to perform work under the Grant in support of the Research as a subcontractor, pursuant to the terms and conditions of this Subcontract.

1.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, Yale and MiRagen mutually agree as follows:

AGREEMENT

ARTICLE 1. DEFINITIONS

Capitalized terms shall have the meanings set forth below, or in the body of this Subcontract:

1.1 “cGLP” means current Good Laboratory Practices required by the FDA and set forth in the U.S. Food, Drug & Cosmetics Act or FDA regulations, polices or guidelines.

1.2 “cGMP” means current Good Manufacturing Practices required by the FDA and set forth in the U.S. Food, Drug & Cosmetics Act or FDA regulations, polices or guidelines.

1.3 “FDA” means the U.S. Food and Drug Administration.

1.4 “Grant Requirements” means all conditions of the Grant award imposed by NIH or otherwise by the USG, including but not limited to the requirements that: (1) awardee must conduct at least 40% of the research in the therapeutic development plan at the grantee institution(s), (2) any inventions which result from CADET funded research will be reported to the Division of Extramural Inventions & Technology Resources, NIH, within 2 months of the inventor’s initial report to the grantee/contractor organization, (3) the reporting of inventions will be accomplished electronically through the NIH Interagency Edison Invention Reporting System, (4) the awardee will retain custody of and have primary rights to the data and software developed under the award, subject to USG rights of access and requirements for dissemination consistent with current DHHS, PHS, and NIH policies, (5) when multiple years are involved, awardees will be required to submit the annual Non-Competing Progress Report (PHS 2590 or RPPR) and financial statements as required in the NIH Grants Policy Statement, (6) a final progress report, invention statement, and the expenditure data portion of the Federal Financial Report are required for closeout of an award, as described in the NIH Grants Policy Statement, and (7) the Federal Funding Accountability and Transparency Act of 2006 (Transparency Act), includes a requirement for awardees of Federal grants to report information about first-tier subawards and executive compensation under Federal assistance awards issued in FY2011 or later, such that all awardees of applicable NIH grants and cooperative agreements are required to report to the Federal Subaward Reporting System (FSRS) available at www.fsrs.gov on all subawards over $25,000.

1.5 “Invention(s)” means any and all tangible materials, works of authorship, discoveries, technology, results, information, data, concepts, ideas, improvements or other inventions, whether or not patentable, conceived or made as a result of the work conducted under the Grant, including without limitation the Research and Services, together with all intellectual property rights relating thereto.

1.6 “MiRagen Materials” means the materials set forth on Exhibit A, which have been transferred to Yale prior to the Effective Date hereof pursuant to the MTA and will continue to be transferred to Yale in accordance with the Statement of Work.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

1.7 “Services” means the activities of MiRagen performed in support of the Statement of Work, which will include certain Chemistry, Manufacturing and Control (“CMC”) services.

1.8 “Statement of Work” the summary of the Services to be provided by MiRagen, attached hereto as Exhibit B.

1.9 “Third Party” means a person or entity other than the Parties.

1.10 “USG” means the United States federal government, and any of its administrative agencies and their divisions, including but not limited to, the NIH.

ARTICLE 2. SCOPE OF WORK

2.1 Statement of Work. The Statement of Work hereby incorporated into this Subcontract by reference, sets forth a detailed description of the scope and manner in which MiRagen shall provide Services to Yale subject to the limitations set forth in Section 4 of this Subcontract. The maximum amount for which MiRagen shall be reimbursed or otherwise compensated for Services provided under this Subcontract is $1,056,651.76. MiRagen shall use commercially reasonable efforts to perform all Services in compliance with the protocols, standards, specifications, timing and other requirements of the Statement of Work, in accordance with the terms of this Subcontract, and as otherwise mutually agreed to in writing by the Parties.

2.2 Compliance with Laws and Grant Requirements.

(a) Applicable Laws. The Parties shall comply in all material respects with all applicable present and future orders, regulations, requirements and laws of any and all United States federal, state, provincial and local authorities and agencies, including NIH (“Applicable Laws”) in the case of MiRagen, in the performance of its obligations under this Subcontract and, in the case of Yale, in the performance of its obligations under the Grant and Grant Requirements.

(b) Grant Requirements. Yale shall remain primarily responsible for compliance with the Grant Requirements as the awardee thereunder, and MiRagen shall comply with Grant Requirements in the performance of its obligations under this Subcontract as specified in the Statement of Work. MiRagen shall participate in the preparation and review of project plans and timelines, and provide appropriate support in contributing to communications and reports between Yale and NIH and the satisfaction of the Grant Requirements.

(c) Manufacture of cGMP Material. Pursuant to the Statement of Work, MiRagen shall, if required, manufacture or have manufactured Materials in accordance with cGMP. MiRagen shall promptly notify Yale in writing of all suspected or confirmed deviations from cGMP.

(d) Yale Supervision. Yale shall have the right to have representatives present at MiRagen’s laboratory and manufacturing facilities during normal business hours to review MiRagen’s laboratory testing and manufacturing operations and to assess MiRagen’s compliance with Applicable Law, Grant Requirements, cGMP if applicable, and any specifications and protocols set forth in the Statement of Work.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

MiRagen’s testing, manufacturing and management personnel shall be reasonably available to discuss any related issues with Yale representatives. Yale shall comply with all reasonable MiRagen rules and regulations regarding conduct, security and safety established by MiRagen for access to and activities in and around and its properties/facilities. Yale shall ensure that its employees and agents entering MiRagen’s facilities shall comply with the confidentiality obligations set forth in Article 7.

(e) Documentation; FDA and Regulatory Support. MiRagen shall keep complete, accurate and authentic accounts, notes, data and records (“Data”) of the Services it performs. All Data prepared or originated by MiRagen in the performance of Services under this Subcontract shall be owned by MiRagen.

2.3 Reserved Rights. The provision of the Material to Recipient shall not alter any preexisting rights in the Materials. Subject to the rights granted to Recipient in this Agreement, any pre-existing rights held by others and obligations to the federal government, MiRagen retains all right to grant exclusive or non-exclusive commercial licenses to others, or to sell or assign all or part of the rights in the Materials to any third parties.

ARTICLE 3. MATERIALS TRANSFER

3.1 Materials Transfer. MiRagen shall transfer to Yale the Materials. Upon receipt of the Materials, Yale shall use such Materials solely in the performance of the Research and for no other purpose, including without limitation any commercial purpose or research, other than any such purpose described in protocol for the Research (the “Protocol”). Yale shall not: (a) attempt to reverse engineer, deconstruct or in any way determine the structure or composition of the Materials; (b) commingle the Materials with any other active drug compounds except as and to the extent provided in the Protocol; or (c) make any modifications or derivations of the Material without MiRagen’s prior written consent. Yale shall not sell, transfer, disclose or otherwise provide access to the Materials, any method or process relating thereto or any material that could not have been made but for the foregoing to any person or entity without the prior written consent of MiRagen, except that Yale may allow access to the Materials to its employees and agents who require such access in order to conduct the Research according to the Protocol; provided that such employees and agents acknowledge and agree to use the Materials in a manner that is consistent with the terms of this Subcontract. When the Research is completed, any remaining Materials will be returned by Yale to MiRagen, or otherwise disposed of as mutually agreed by MiRagen and Yale.

3.2 Deliveries to Yale. Unless otherwise agreed to by the Parties in writing, all shipments of Materials to Yale shall be shipped from Ex-Works MiRagen’s facility (Incoterms 2010) to Yale.

3.3 Acceptance and Rejection.

(a) Yale shall have the right to reject any Services or Materials that are not in compliance with the requirements and specifications set forth in the Statement of Work and other terms and conditions of this Subcontract, as reasonably determined by Yale, or if for any reason the USG rejects such Services or Materials.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

(b) Unless otherwise agreed by the Parties in writing, MiRagen, to the extent the non-compliance is a direct result of MiRagen’s performance of this Subcontract, shall correct any and all deficiencies as a result of such non-compliance within [*] calendar days after being notified of the non-compliance. If MiRagen has a reasonable basis to believe that such deficiencies cannot be corrected within the specified time period, MiRagen shall immediately notify Yale of the reason for the belief and provide a proposed corrective action plan within [*] working days of such notification. Failure of MiRagen to provide such a plan within this time frame, or to properly correct such deficiencies, shall be considered a material breach of this Subcontract and subject termination in accordance with Section 8.3 herein; provided that if MiRagen has provided a corrective action plan in accordance with the foregoing, during the time MiRagen is using commercially reasonable efforts to follow such plan, Yale shall not be permitted to give its [*] days’ notice of termination for material breach in accordance with Section 8.3 with respect to the non-compliance that is the subject of such corrective action plan.

ARTICLE 4. PAYMENT

4.1 Payment. Yale shall compensate MiRagen for its provision of Materials and performance of the Services, in accordance with the Budget set forth as Exhibit B hereto, and conditional on annual grant funding as it is awarded to Yale. The maximum amount for which MiRagen shall be reimbursed or otherwise compensated under this Subcontract is $1,055,851.76. MiRagen shall use commercially reasonable efforts to complete the work as set forth in the Statement of Work hereunder. In no event shall MiRagen be obligated or required to incur any charges or costs in excess of the amount set forth for such charges and costs in the Budget, and any amendments thereto. If MiRagen identifies any additional costs or charges required for performance of the work that are not yet approved in the Budget, Yale and MiRagen will discuss in good faith the compensation of MiRagen for such additional costs and charges, and if agreed, shall amend the Budget accordingly, in compliance with the Grant’s terms. Yale may also elect to provide additional funding in an amount mutually agreed upon by the Parties in writing.

4.2 Invoices and Payment.

(a) MiRagen shall submit invoices for costs incurred in its performance of the Services and provision of the Materials on a regular basis.

(b) The Parties recognize and understand that payment by Yale to MiRagen is intended to come from the Grant funds provided to Yale. Yale shall take all reasonable actions to obtain timely payment from NIH in this regard and shall promptly notify MiRagen if for any reason it believes it will not be able to continue to meet any portion of its ongoing payment obligations to MiRagen for performance of Services and provision of Materials hereunder.

(c) Travel. If any travel is required by MiRagen for the performance of its Services, reasonable costs for travel, lodging, meals, and incidental expenses incurred by MiRagen personnel shall be allowable as allowed by the Grant funds.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.

ARTICLE 5. INTELLECTUAL PROPERTY

5.1 Inventions.

(a) As soon as a Party reasonably believes an Invention has been conceived or reduced to practice hereunder, such Party shall disclose such Invention confidentially in writing to the other Party in sufficient detail to allow such Party to evaluate its significance. Inventorship of Inventions will be determined in accordance with principles of U.S. patent law. “MiRagen Inventions” means all: (i) Inventions that are conceived or made solely by MiRagen, or its employees, agents or independent contractors; and (ii) Inventions that relate to the composition, manufacture, formulation, method of use, or administration of. the Materials and that are conceived or made by employees, agents or independent contractors of a Party (either solely or jointly with MiRagen’s employees, agents or independent contractors). MiRagen shall solely own all right, title and interest in and to all MiRagen Inventions. “Yale Invention(s)” means all Inventions that are not MiRagen Inventions and that are conceived or reduced to practice solely by employees, agents, independent contractors and related personnel of Yale (including, but not limited to, researchers, postgraduate students and other students). Yale shall solely own all right, title and interest in and to all Yale Inventions. “Joint Inventions” shall mean all Inventions that are not MiRagen Inventions and that are jointly conceived or made by employees, agents or independent contractors of the Parties. MiRagen and Yale shall each jointly own such Joint Inventions without any duty of accounting to the other Party. Each Party and its employees and agents shall, upon the other Party’s reasonable written request and at MiRagen’s expense, execute such documents and take such other actions as the requesting Party deems necessary to obtain the ownership rights set forth in this Section and to apply for, secure, and maintain patent or other proprietary protection of such Inventions.

(b) Yale shall grant, and hereby does grant, to MiRagen: (i) a nonexclusive royalty-free license to Yale’s interest in any Yale Invention to use such Yale Invention for internal research purposes; and (ii) an exclusive option to negotiate in good faith for an exclusive, royalty-bearing license to Yale’s interest in any Yale Invention or Joint Invention to research, develop and/or commercialize products or services incorporating such Yale Invention and/or Joint Invention. The option to negotiate with respect to a specific Yale Invention and/or Joint Invention will be valid and exercisable for [*] days after MiRagen receives written notification from Yale of such Yale Invention or Joint Invention (the “Option Period’’). If MiRagen exercises the option within the Option Period, then MiRagen and Yale will have [*] days after such exercise to negotiate in good faith the commercially reasonable terms of an agreement governing such license (the “Negotiation Period’’). The Negotiation Period may be extended by mutual agreement of Yale and MiRagen, if, with respect to any such Yale Invention and/or Joint Invention, either MiRagen does not exercise its option within the Option Period for that Yale Invention and/or Joint Invention, or Yale and MiRagen are unable to agree on the terms of a license within the Negotiation Period, then Yale shall be free to negotiate with a third party.

(c) Except as expressly stated herein, nothing in this Agreement shall be construed as conferring on Yale any express or implied license or option to license the Materials, Confidential Information, or any patents, patent applications, trade secrets or other proprietary rights of MiRagen in connection thereto. In particular, no rights are provided to use the Materials and any related patents of MiRagen for commercial purposes.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.

(d) Yale shall be responsible at its expense and direction, and if necessary with the cooperation of MiRagen, for filing, prosecuting and maintaining foreign and domestic patent applications and patents on all Joint Inventions.

(e) Each Party agrees to cooperate with the other Party and to take all reasonable actions and to execute such instruments and documents as may be reasonably required to perfect the other Party’s interest in accordance with the intent of this Subcontract.

ARTICLE 6. USG INTERFACE AND PUBLICATIONS

6.1 Interaction with the USG. All contacts with the USG concerning the work to be performed under the Grant, including MiRagen’s Services under this Subcontract, shall be the responsibility of Yale. MiRagen shall not contact the USG except as authorized by Yale. MiRagen shall promptly report to Yale any communications initiated by the USG directly with MiRagen concerning the work hereunder. Unless otherwise directed by the USG and agreed to in writing by Yale (such agreement not to be unreasonably withheld), all meetings and other contacts involving MiRagen personnel and/or their representatives with representatives of the USG relative to the effort herein, shall be prearranged through Yale.

6.2 Publications. Pursuant to the following conditions, Yale may publish the results of the Research in accordance with commonly accepted scientific standards and this Section 6.2. Yale shall first furnish MiRagen with a confidential copy of any proposed publication or release at least forty-five (45) days in advance of the proposed submission or presentation date. Within this forty-five (45) day period, MiRagen shall review such proposed publication or release to determine whether it contains any Confidential Information of MiRagen, or whether MiRagen desires to file patent applications on subject matter contained therein. Upon receiving any notification from MiRagen requesting deletion of MiRagen’s Confidential Information, or requesting a delay in publication for a period of one hundred and twenty (45) days to allow the filing of patent applications before publication or release, Yale shall take the requested action. During the review period, MiRagen may also request that Yale correct any inaccuracies, which request Yale shall consider in good faith. The Parties acknowledge and agree that Yale is solely responsible for the editorial content of any publication or release. Notwithstanding the foregoing, MiRagen shall be acknowledged on any publication by Yale in accordance with customary scientific practices.

ARTICLE 7. CONFIDENTIALITY

7.1 Definition. As used in this Subcontract, the term “Confidential Information” shall mean any information, either enabling or disabling, including the terms of this Subcontract, knowledge, know-how, practices, processes, inventions, ideas and other information, any batch record, trade secret, research, data, process, technique, algorithm, program, design, drawing, formula, experimental design or test data relating to any research project, work in progress, future development, scientific, manufacturing, marketing, business plan, financial or personnel matter relating to the disclosing Party (the “Disclosing Party”), its present or future products, sales, employees, investors or business, whether in oral, written, graphic or electronic form.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.

7.2 Non-Disclosure; Non-Use. The receiving Party (the “Receiving Party”) shall maintain in confidence all Confidential Information, and shall not use, disclose or grant use of such Confidential Information except as expressly authorized by this Subcontract or the Protocol. The Receiving Party may disclose Confidential Information, as authorized hereunder, only to those employees, officers, agents, and researchers of the Receiving Party who agree to be bound by the terms of this Article 7. The Receiving Party shall use the strictest standard of care which is practical to ensure that such employees, officers, agents, and researchers do not disclose or make any unauthorized use of Confidential Information, and shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

7.3 Exclusions. The term “Confidential Information” shall be deemed not to include information which the Receiving Party can demonstrate by competent written proof: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available in the public domain; (ii) is known by the Receiving Party at the time of receiving such information as evidenced by its contemporaneous written records; (iii) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction or disclosure; or (iv) is the subject or a written permission to disclose provided by the Disclosing Party. Further, the obligations of non-disclosure under this Article 7 shall not apply to the extent that the Receiving Party is required to disclose information by the Grant, by NIH, or by an order or regulation of the USG or in the course of litigation, provided that in all cases the Receiving Party shall give the providing Party (“Providing Party”) prompt prior written notice of the pending disclosure and provides reasonable assistance to the Disclosing Party, at the Disclosing Party’s expense, to obtain a protective order to maintain the confidentiality of the information.

7.4 Permitted Disclosure. Notwithstanding Section 7.2, Receiving Party may disclose certain Confidential Information, without violating the obligations of this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body having jurisdiction, required by the Grant or NIH, or required in the course of litigation, provided that Receiving Party gives reasonable prior written notice to Providing Party of such required disclosure and makes a reasonable effort to obtain, or to assist Providing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation requires, or for which the order was issued.

7.5 Return of Confidential Information. Except as otherwise provided in the Subcontract, in the event this Subcontract is terminated for any reason, all Confidential Information provided by the Parties or their representatives shall be promptly returned to the providing Party (or destroyed at reques of the providing Party), and neither Party, without the prior written consent of the other Party, shall use any of the Confidential Information of the other Party for any purpose other than as expressly permitted in this Subcontract.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.

7.6 Injunctive Relief. The Parties expressly acknowledge and agree that any breach or threatened breach of this Article 7 may cause immediate and irreparable harm to the Disclosing Party which may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the Disclosing Party shall have the right to secure equitable and injunctive relief in connection with such a breach or threatened breach.

ARTICLE 8. TERM AND TERMINATION

8.1 Term. The term of this Subcontract shall be from the Effective Date until the date upon which the final reports of the Research are delivered to NIH, unless earlier terminated in accordance with this Subcontract (the “Term”). In the event the NIH or USG provides additional grant funding in connection with the Research, the Parties agree to discuss in good faith the possibility of extending the Term of this Subcontract as appropriate, or entering into a new agreement, to perform the services and activities required to support the additional work or in consideration of the additional grant funding.

8.2 Termination For Lack of Funding. This Subcontract may be terminated in whole or in part by either Party, upon [*] days’ prior written notice, in the event that the Grant funding is reduced or terminated.

8.3 Termination for Breach. Either Party may, upon [*] days’ prior written notice, terminate all or any part of this Subcontract for the other Party’s material breach of its obligations hereunder. In the event of such breach, the notifying Party will allow the other Party the opportunity to cure the alleged default within the period of [*] business days after receipt of written notice of any such breach or failure.

8.4 Remedies. The rights and remedies of the Parties provided in this Article 8 shall not be exclusive and are in addition to any other rights and remedies provided by law or equity, or otherwise under this Subcontract.

ARTICLE 9. REPRESENTATIONS AND CERTIFICATIONS; DEBARMENT CERTIFICATION

9.1 Mutual Representations and Certifications.

(a) Existence and Power. Each Party represents and certifies that such Party: (a) is duly organized, validly existing and in good standing under the laws of the state in which it is organized; (b) has the power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in material compliance with all requirements of Applicable Law, except to the extent that any noncompliance would not materially adversely affect such Party’s ability to perform its obligations under the Subcontract.

(b) Authorization and Enforcement of Obligations. Each Party represents and certifies that such Party: (a) has the power and authority and the legal right to enter into the Subcontract and to perform its obligations hereunder; and (b) has taken all necessary action on its part to authorize the execution and delivery of the Subcontract and the performance of its obligations hereunder. The Subcontract has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.

(c) No Consents. Each Party represents and warrants that all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with the Subcontract have been obtained.

(d) No Conflict. Each Party represents and warrants that the execution and delivery of the Subcontract and the performance of such Party’s obligations hereunder: (a) do not conflict with or violate any material requirement of Applicable Laws or regulations or any material contractual obligation of such Party; and (b) do not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such Party. Neither Party shall enter into any agreement or arrangement with any other Party that would prevent or in any way interfere with such Party’s obligations pursuant to this Subcontract.

9.2 MiRagen Representations and Warranties. MiRagen represents and certifies that: (i) it shall perform the Services in a manner consistent with industry standards reasonably applied to the performance of such Services; (ii) the Materials provided to Yale shall conform in all material respects to the specifications for such items included in this Subcontract; (iii) MiRagen is able to perform the Services and provide the Materials specified in this Subcontract and MiRagen does not have any agreement with any Third Party which would restrict its ability to perform under this Subcontract; and (iv) it shall comply with all Applicable Laws in its performance of this Subcontract.

9.3 Yale Representations and Warranties. Yale represents and certifies that: (i) it shall perform its obligations under the Grant in a manner consistent with academic standards reasonably applied to the performance of such Research; (ii) Yale is able to perform the work and obligations specified in the Grant and this Subcontract and Yale does not have any agreement with any Third Party which would restrict its ability to perform under the Grant or this Subcontract; and (iv) it shall comply with all Applicable Laws in its performance of this Subcontract.

9.4 Certification of No Debarment. Each Party hereby certifies that such Party and/or any of its officers, directors, owners, partners, researchers, students, agents, employees and persons having primary management or supervisory responsibilities, or involved in the work under the Grant, are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any federal agency. Each Party shall provide immediate written notice to the other Party upon the occurrence of any of the offenses enumerated above.

ARTICLE 10. INDEMNIFICATION/LIMITATION OF LIABILITY

10.1 Indemnity.

(a) Yale agrees to indemnify, hold harmless and defend MiRagen and MiRagen’s directors, officers, employees and agents, and the directors, officers, employees and agents of any MiRagen parent, subsidiary or related company (the “MiRagen Indemnitees”) from and against any and all Third Party claims, suits, losses,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.

damages, costs, fees and expenses resulting from or arising out of: (i) (ii) the negligence, recklessness or willful misconduct of Yale in performing its obligations under the Grant or Protocol; and (iii) the possession or use of Materials by Third Parties, including without limiting the generality of the foregoing any damages, losses or liabilities whatsoever with respect to death or injury to person or damage to property, provided that MiRagen provides Yale with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of MiRagen) or settle any such claim. Yale shall have no obligation under this Section 10.1(a) to the extent that such claims, suits, losses, damages, costs, fees or expenses arises or results from any negligent or wrongful act or omission of MiRagen for which MiRagen has agreed to indemnify pursuant to Section 10.1(b). Notwithstanding anything to the contrary, a MiRagen Indemnitee shall have the right to retain its own counsel, with fees and expenses of such counsel to be paid by the MiRagen Indemnitee.

(b) MiRagen agrees to indemnify, hold harmless and defend Yale and Yale’s directors, officers, employees and agents, and the directors, officers, employees and agents of any Yale parent, subsidiary or related company (the “Yale Indemnitees”) from and against any and all Third Party claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of (i) the negligence, recklessness or willful misconduct of Yale in performing its obligations under the Grant or Protocol; and (ii) the possession or use of Materials by Third Parties, including without limiting the generality of the foregoing any damages, losses or liabilities whatsoever with respect to death or injury to person or damage to property, provided that Yale provides MiRagen with prompt notice of any such claim and the exclusive ability to defend, including without limiting the generality of the foregoing any damages, losses or liabilities whatsoever with respect to death or injury to person or damage to property, provided that Yale provides MiRagen with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of Yale) or settle any such claim. MiRagen shall have no obligation under this Section 10.1(b) to the extent that such claims, suits, losses, damages, costs, fees or expenses arises or results from any negligent or wrongful act or omission of MiRagen for which MiRagen has agreed to indemnify pursuant to Section 10.1(a) Notwithstanding anything to the contrary, a Yale Indemnitee shall have the right to retain its own counsel, with fees and expenses of such counsel to be paid by the Yale Indemnitee,.

(c) In the event that the Parties cannot agree as to the application of Sections 10.1(a) and (b) above to any particular loss or claim, the Parties may conduct separate defenses of such claim. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 10.1(a) and (b) above upon resolution of the underlying claim, notwithstanding the provisions of Sections 10.1(a) and (b) above requiring the indemnified Party to tender to the indemnifying Party the exclusive ability to defend such claim or suit.

10.2 Disclaimer. YALE UNDERSTANDS AND AGREES THAT THE MATERIALS ARE UNTESTED AND MAY HAVE UNPREDICTABLE AND UNKNOWN BIOLOGICAL AND/OR CHEMICAL PROPERTIES. ACCORDINGLY, SUCH MATERIALS ARE TO BE USED WITH CAUTION AND ARE NOT TO BE USED FOR TESTING IN OR TREATMENT OF HUMANS. RECIPIENT WILL USE SUCH MATERIALS IN COMPLIANCE WITH ALL APPLICABLE LAWS AND REGULATIONS, INCLUDING, BUT NOT LIMITED TO, ANY APPLICABLE LAWS OR REGULATIONS

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.

RELATING TO THE RESEARCH, TESTING, PRODUCTION, STORAGE, TRANSPORTATION, EXPORT, PACKAGING, LABELING OR OTHER AUTHORIZED USE OF THE MATERIALS, AND ONLY AS PERMITTED IN THIS SUBCONTRACT. SUCH MATERIALS ARE PROVIDED “AS IS” WITH NO WARRANTIES EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, NO WARRANTIES OF EITHER MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT.

10.3 Liability Limitation. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES OR LOST REVENUE OR PROFITS, WHETHER OR NOT EITHER HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES UNDER THIS ARTICLE 10 AND SHALL NOT APPLY IN THE EVENT OF BREACHES OF ARTICLE 7.

10.4 Excusable Delays. Neither Party shall be liable to the other for its failure to perform any of its obligations under this Subcontract if the failure arises from causes beyond the control and without the fault or negligence of such Party. Examples of such causes include, but are not limited to: (1) acts of God or of the public enemy; (2) acts of the USG in either its sovereign or contractual capacity; (3) fires; (4) floods; (5) epidemics; (6) quarantine restrictions; (7) strikes; (8) freight embargoes; (9) national threat levels; (10) terrorist activities; and (11) unusually severe weather.

ARTICLE 11. MISCELLANEOUS

11.1 Grant Requirements. All performance of the Parties hereunder will be in compliance with the Grant Requirements. To the extent of a conflict between the terms of this Subcontract and those in the Grant Requirements, the Parties will negotiate a substitute and reasonable payment provision that reflects as nearly as possible the intent of the Parties set forth in this Subcontract.

11.2 Entire Subcontract and Amendments. This Subcontract, including all attachments whether incorporated by reference or otherwise, constitutes the entire Subcontract and supersedes all other agreements and understandings whether oral or written between the Parties with respect to the subject matter hereof. This Subcontract may not be modified or altered except as agreed to between both Parties in writing.

11.3 Order of Precedence. In the event of inconsistency among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence as follows: (a) the textual provisions of the body of this Subcontract; (b) the Statement of Work; and (c) the MTA.

11.4 Headings and Interpretations. The article and section headings used in this Subcontract are for reference and convenience only and shall not enter into the interpretation thereof.

11.5 Severability. If any of the provisions of this Subcontract or part of such provisions are or become invalid or unenforceable, the remaining provisions shall continue to be effective.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.

11.6 Waivers. No waiver shall be deemed effective unless given in writing and signed by the authorized representative of the Party granting such waiver. No waiver by a Party of any of its rights or remedies hereunder shall be construed as a waiver by such Party of any other rights or remedies that such Party may have under this Subcontract.

11.7 Disputes.

(a) Grant Disputes. MiRagen acknowledges and agrees that disputes arising under the Grant shall be resolved in accordance with the Grant Requirements, including that any disagreements that may arise in scientific or programmatic matters (within the scope of the award) between award recipients and the NIH may, if applicable, be brought to dispute resolution as described in the then-current procedure for the Grant Requirements. If Yale is required to file a response or claim within a specified period and such claim or response concerns MiRagen or MiRagen’s performance under the Subcontract, MiRagen shall use commercially reasonable efforts to submit relevant information or evidence of such response or claim to Yale within a reasonable period in order to allow for Yale’s timely reply. Yale shall permit MiRagen to participate in the disputes process to the extent necessary to protect MiRagen’s rights and to the extent permitted by the USG.

(b) Disputes between the Parties.

(i) If any dispute arises between the Parties under this Subcontract that is not settled promptly in the ordinary course of business, the Parties shall seek to resolve such dispute between them first by negotiating promptly with each other in good faith negotiations. These negotiations shall commence upon the written request of either Party and shall be conducted by the designated senior management representative of each Party.

(ii) In the event that such good faith negotiations do not result in a solution of a dispute between the Parties in [*] days after receipt of the written request, either Party may resort to the judicial process to pursue its claims. Any such action shall be filed in a competent court in [*].

(c) Performance during Dispute Resolution. Each Party shall proceed diligently with performance of this Subcontract, including performance of Services, pending final resolution of any request for relief, claim, appeal or action arising under this Subcontract.

11.8 Notice Requirements. All notices, including notices of address change, required or permitted to be given under this Subcontract shall be in writing and deemed to have been received: (a) when received if hand delivered; (b) four (4) days after being sent by first class U.S. mail, postage prepaid; (c) one (1) business day after being sent by overnight courier; or (d) when received if sent by confirmed telecopy, in each case addressed to the below persons, or such as a Party may hereinafter designate upon notice to the other Party:

If to Yale:

Yale University

Attn: [*]

47 College Street, Suite 203

Phone: 203-785-4907

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.

If to MiRagen:

Jason A. Leverone

Chief Financial Officer

6200 Lookout Road, Suite 100

Boulder, CO 80301

Phone: 303-531-5952

Fax: 303-927-6831

11.9 Choice of Law. The Parties [*].

11.10 Surviving Provisions. The provisions of [*], shall survive any expiration or termination of this Subcontract, as well as [*] or [*] that by its nature should survive.

11.11 Assignment. Neither this Subcontract nor any duty or right under it shall be delegated or assigned, nor shall any other obligation under the Grant or Protocol be delegated or assigned, without the prior written consent of both Parties, which will not be unreasonably withheld.

11.12 Use of Name. No right, express or implied, is granted by this Subcontract to either Party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Subcontract.

11.13 Independent Parties. The Parties are not employees nor legal representatives of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

11.14 Counterparts. This Subcontract may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument. For purposes of executing this agreement, a .pdf, facsimile or electronic copy of this Agreement, including the signature pages, will be deemed an original.

[Signature Pages Follow]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.

IN WITNESS WHEREOF, the Parties hereto have each caused this Subcontract to be signed and delivered by its duly authorized officer or representative as of the date first set forth above.

YALE UNIVERSITY		MIRAGEN THERAPEUTICS, INC.

By:	/s/ [*]	By:	/s/ Jason A. Leverone
Name:	[*]	Name:	Jason A. Leverone
Title:	Lead Contract Manager	Title:	Chief Financial Officer

[Signature Page to Subcontract]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

MiRagen Materials

MicroRNA 29 mimic and non-targeting control at quantities to be agreed upon

Exhibit B

Statement of Work and Budget

miRagen has developed proprietary compounds that target microRNA-29 (miR-29), a well validated target in fibrosis. The activities to be performed by miRagen, Yale School of Medicine, and others we hope will lead to an Investigational New Drug Application (IND) for miR-29 mimicry as an anti-fibrotic therapy in Idiopathic Pulmonary Fibrosis patients.

miRagen will synthesis quantities of its proprietary oligonuoleoticfes targeting miR-29 in support of IND-enabling activities. Miragen will also provide services in the design and evaluation of the studies contemplated in the grant.

miRagen will also be responsible for the scale up of material for IND-enabling toxicology studies and also for designing such studies that will support the filing of an IND for this program and will contract directly with a qualified contract manufacturing organization for this work.

The following initial budget has been established.

A. Personnel Requested Funds: [*]

B. Not included

C. Not included

D. Travel: A total of [*] for [*] at a cost of [*] is requested.

Requested Funds: [*]

E. Not included

F. Other Direct Costs:

F.1 Materials and Supply costs Costs include [*].

Costs also include [*] Requested Funds: [*]

F.3 Consulting

This project will involve the use of a consultant [*]. The budget includes [*] for [*]. Requested Funds: [*]

F.5 Contractual Costs [*].

Requested funds: [*]

Total Costs $1,055,651.76

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Notice of Award
EXPLORATORY/DEVELOPMENT COOPERATIVE AGREEMENT Department of Health and Human Services National Institutes of Health NATIONAL HEART, LUNG, AND BLOOD INSTITUTE	Federal Award Date: 08/22/2015

Grant Number:	5UH2HL123886-02
FAIN:	UH2HL123886

Principal Investigator(s):

[*], MD

Project Title: Mir-29 mimicry as a therapy for pulmonary fibrosis

[*]

Administrative Official

Yale University

47 College Street

P.O. Box 208047

New Haven, CT 065103209

Award e-mailed to: grantsmd@yale.edu

Period Of Performance:

Budget Period: 07/01/2015 — 06/30/2016

Project Period: 09/22/2014 — 06/30/2016

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of [*] (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to YALE UNIVERSITY in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 31 USC 6305 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Heart, Lung, And Blood Institute of the National Institutes of Health under Award Number UH2HL123886. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

Anthony Agresti

Grants Management Officer

NATIONAL HEART, LUNG, AND BLOOD INSTITUTE

Additional information follows

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SECTION I — AWARD DATA — 5UH2HL123886-02

Award Calculation (U.S. Dollars)

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]	[*]

SUMMARY TOTALS FOR ALL YEARS
YR	THIS AWARD	CUMULATIVE TOTALS
2	[*]	[*]

Fiscal Information:

CFDA Name:	[*]
CFDA Number:	[*]
EIN:	[*]
Document Number:	[*]
PMS Account Type:	[*]
Fiscal Year:	[*]

IC	CAN	2016
[*]	[*]	[*]

NIH Administrative Data:

PCC: LLLC N / OC: 414P / Released: AGRESTIA 08/20/2015

Award Processed: 06/15/2015 11:31:44 PM

SECTION II — PAYMENT/HOTLINE INFORMATION — 5UH2H L123886-02

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III — TERMS AND CONDITIONS — 5UH2HL123886-02

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.

b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.

c.	45 CFR Part 75.

d.	National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e.	Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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f.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.govlgrants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of “Research and Development” at 45 CFR Part§ 75.2. As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

This institution is a signatory to the Federal Demonstration Partnership (FOP) Phase VI Agreement which requires active institutional participation in new or ongoing FDP demonstrations and pilots.

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/arants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) UH2HL123886. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.com for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov

This award represents the final year of the competitive segment for this grant. See the NIH Grants Policy Statement Section 8.6 Closeout for complete closeout requirements at: http://grants.nih.gov/grants/policy/policy.htm#gps.

A final expenditure Federal Financial Report (FFR) (SF 425) must be submitted through the eRA Commons (Commons) within 120 days of the expiration date; see the NlH Grants Policy Statement Section 8.6.1 Financial Reports, http://grants.nih.gov/gov/grants/policy/policv.htm#gps, for additional information on this submission requirement. The final FFR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations. There must be no discrepancies between the final FFR expenditure data and the Payment Management System’s (PMS) quarterly cash transaction data. A final quarterly federal cash transaction report is not required for awards in PMS B subaccounts (i.e., awards to foreign entities and to Federal agencies). NIH will close the awards using the last recorded cash drawdown level in PMS for awards that do not require a final FFR on expenditures or quarterly federal cash transaction reporting. It is important to note that for financial closeout, if a grantee fails to submit a required final expenditure FFR, NIH will close the grant using the last recorded cash drawdown level. If the grantee submits a final expenditure FFR but does not reconcile any discrepancies between expenditures reported on the final expenditure FFR and the last cash report to PMS, NIH will close the award at the lower amount. This could be considered a debt or result in disallowed costs.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Page- 4

A Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) must be submitted within 120 days of the expiration date. The HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm. This paragraph does not apply to Training grants, Fellowships, and certain other programs—i.e., activity codes C06, R13, R25, S10.

Unless an application for competitive renewal is submitted, a final progress report must also be submitted within 120 days of the expiration date. Instructions for preparing a Final Progress Report are at: http://grants.nih.gov/grants/funding/finalprogressreport.pdf. Any other specific requirements set forth in the terms and conditions of the award must also be addressed in the final progress report. Institute/Centers may accept the progress report contained in competitive renewal (type 2) in lieu of a separate final progress report. Contact the awarding IC for IC- specific policy regarding acceptance of a progress report contained in a competitive renewal application in lieu of a separate final progress report.

NIH strongly encourages electronic submission of the final progress report and the final invention statement through the Closeout feature in the Commons, but will accept an email or hard copy submission as indicated below.

Email: The final progress report and final invention statement may be e-mailed as PDF attachments to: NIHCloseoutCenter@mail.nih.gov.

Hard copy: Paper submissions of the final progress report and the final invention statement may be faxed to the NIH Division of Central Grants Processing, Grants Closeout Center, at 301-480- 2304, or mailed to:

National Institutes of Health

Office of Extramural Research

Division of Central Grants Processing

Grants Closeout Center

6705 Rockledge Drive

Suite 5016, MSC 7986 Bethesda, MD 20892-7986 (for regular or U.S. Postal Service Express mail)

Bethesda, MD 20817 (for other courier/express deliveries only)

NOTE: If this is the final year of a competitive segment due to the transfer of the grant to another institution, then a Final Progress Report is not required. However, a final expenditure FFR is required and should be submitted electronically as noted above. If not already submitted, the Final Invention Statement is required and should be sent directly to the assigned Grants Management Specialist.

Treatment of Program Income:

Additional Costs

SECTION IV - HL Special Terms and Conditions - 5UH2HL123886-02

Special Award Condition: Annual Progress Report / Administrative Review

The -03 Progress Report, due on 05/01/16 shall be submitted on a PHS 398 application in PDF format to the Grants Management Specialist listed on this award. Failure to submit by that date may result in not being considered for the UH3.

The application shall include, in appendix form, the following Special Reporting Requirement: a description of the progress related to the mutually agreed upon negotiated milestones (Recipient concurrence dated 08/17/15). In addition, the appendix should include proposed milestones for a proposed UH3 Project Period.

Administrative Review

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Page- 5

The External Advisory Board (EAB) per the FOA section VI.2. http://grants.nih.gov/grants/guide/rfafiles/ RFA-HL-14-001.html will assist in the review and provide a determination as to whether the agreed upon milestones were achieved and make a recommendation as to whether sufficient progress was achieved to transition to the UH3 phase of this award. Those applicants that are not successful will be permitted to extend the existing budget and project periods up to one year without prior NHLBI approval. If considered for funding, the NHLBI will begin negotiations with the Recipient for formal milestones prior to the issuance of the UH3 award.

Failure to adhere to this Annual Progress Report Special Award Condition may result in enforcement actions as described by the NIH GPS, including requiring the submission of a close- out plan for early phase-out of the award if adequate progress is not achieved.

Special Award Condition: Milestones NHLBI

support of this award is contingent on adequate progress based on these mutually agreed upon milestone(s). The grantee is expected to demonstrate best effort in compliance with the below milestone(s). Future milestones will be incorporated into this award once the mutually agreed upon Milestone Plan has been reviewed and accepted by the NHLBI.

[*]

3. [*]

* [*]

* [*]

* [*]

4. [*]

* [*]

* [*]

Failure to adhere to this Milestones Special Award Condition may result in enforcement actions as described by the NIH GPS, including requiring the submission of a close-out plan for early phase-out of the award if adequate progress is not achieved.

NHLBI OPERATING GUIDELINES

This award is being reduced due to current budgetary constraints in accordance with the NHLBI FY 2015 Operating Guidelines, which can be found at: https://www.nhIbi.nih.gov/research/funding/general/current-operating-guidelines

CONSORTIUM/CONTRACTUAL COSTS

This award includes funds awarded for consortium activity with Miragen Therapeutics, Inc. and Lovelace Biomedical and Environment Research Institute (LBER). The grantee, as the direct and primary recipient of NIH grant funds, is accountable to NIH for the performance project, the appropriate expenditures of grant funds by all parties, and all other obligations of the grantee, as specified in the NIH Grants Policy Statement. In general, the requirements that apply to the grantee, including the intellectual property requirements also apply to consortium participant(s).

RFA NOTICE

The Terms and Conditions of this award incorporate the operating guidelines in the RFA-HL-14- 001, Centers for Advanced Diagnostics and Experimental Therapeutics in Lung Diseases Stage II (CADET II)(UHS/UH3), which can be found at: http://grants.nih.gov/grants/guide/rfa-files/RFA-HL-14-001.html

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Page- 6

Cooperative Agreement Terms and Conditions of Award

The following special terms of award are in addition to, and not in lieu of, otherwise applicable U.S. Office of Management and Budget (OMB) administrative guidelines, U.S. Department of Health and Human Services (DHHS) grant administration regulations at 45 CFR Parts 74 and 92 (Part 92 is applicable when state and local governments are eligible to apply), and other HHS, PHS, and NIH grant administration policies.

The administrative and funding instrument used for this program will be the cooperative agreement, an “assistance” mechanism (rather than an “acquisition” mechanism), in which substantial NIH programmatic involvement with the awardees is anticipated during the performance of the activities. Under the cooperative agreement, the NIH purpose is to support and stimulate the recipients’ activities by involvement in and otherwise working jointly with the award recipients in a partnership role; it is rot to assume direction, prime responsibility, or a dominant role in the activities. Consistent with this concept, the dominant role and prime responsibility resides with the awardees for the project as a whole, although specific tasks and activities may be shared among the awardees and the NIH as defined below.

Definitions

External Advisory Board (FAB): The EAB will be composed of six to ten senior scientists with relevant expertise who are not PDs/Pls of any of the funded applications in CADET who will assist NHLBI staff in the oversight of this program. See more about the EAB below under this topic.

Awardee Rights and Responsibilities

•	The awardee will have primary responsibility for all aspects of the proposed research, including any modifications to the product development plan, selection and conduct of the studies to be performed, the plan for who will conduct the necessary research, quality control, data analysis and interpretation, preparation of Regulatory submissions and publications, and compliance with local IRB requirements.

•	The awardee must conduct at least 40% of the research in the therapeutic development plan at the grantee institution(s). This generally means that at least 40% of the direct costs over the funding period will be used for research at the investigators’ institution(s).

•	The awardee agrees to address the recommendations from NHLBI Staff based on assessments of the EAB.

•	The awardee agrees to accept close coordination, cooperation, and participation of NIH CADET staff in those aspects of scientific and technical management of the project as described under “NH Program Staff Responsibilities.”

•	The awardee will act as needed to protect intellectual property that may result from work conducted with support of this grant. Any inventions which result from CADET funded research will be reported to the Division of Extramural Inventions & Technology Resources, NIH, within 2 months of the inventor’s initial report to the grantee/contractor organization.

•	The reporting of inventions will be accomplished electronically through the NIH Interagency Edison Invention Reporting System.

•	The awardee will retain custody of and have primary rights to the data and software developed under these awards, subject to Government rights of access and requirements for dissemination consistent with current DI-HS, PHS, and NIH policies.

NHLBI Staff Responsibilities

•	One NIH Program Staff member will be assigned to each grantee, but significant decisions will involve a committee of Program Staff members.

•	The primary assigned NHLBI Program Staff member will be responsible for the normal scientific and programmatic stewardship of the award.

•	NHLBI Program Staff will participate in the continuous monitoring and coordination of research activities.

•	NHLBI Program Staff will serve a liaison function for sharing of information among the awardees with regard to methods, best practices, and regulatory issues germane to the development of therapeutics for lung diseases.

•	NHLBI Program Staff will assist the PD(s)/PI(s) in accessing research resources, especially those needed in response to recommendations from the External Advisory Board (see below).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Page- 7

•	NHLBI Program Staff will negotiate milestones with the awardee as necessary, serving as a liaison between the awardee and appropriate NIH committees and Institute and Center National Advisory Councils.

•	The NHLBI reserves the right to withhold funding for the UH3 project if the milestones for the UH2 project have not been successfully completed.

•	The NHLBI will constitute an External Advisory Board (EAB) to ensure routine access to expert advice on issues of drug development for pulmonary and sleep disorders. NHLBI Program Staff will:

•	Establish the charge to the EAB

•	Convey materials submitted to the NHLBI by the grantee and establish provisions for assuring the confidentiality of these materials

•	Facilitate discussions on the progress reports submitted by awardees on an annual basis, the product development plans and milestones submitted by awardees and any changes to these plans or milestones as requested by the awardee on an annual basis.

•	Communicate recommendations and modifications suggested by the EAB to the awardee for development plans and milestones, including whether milestones have been achieved.

•	The EAB recommendations will be based on standard requirements for product development as well as the expected time and resources needed to achieve milestones.

Collaborative Responsibilities

•	The awardee and NHLBI staff will work collaboratively to adjust the research plan and schedule in response to emerging data.

•	The awardee and NHLBI staff will work cooperatively to coordinate research activities to be performed through NHLBI programs such as SMARTT, GTRP, and PACT.

External Advisory Board Responsibilities

The EAB will assist NHLBI staff in the scientific oversight of the program and may be asked to:

•	Discuss the product development plans and milestones submitted by awardees and any changes to these plans or milestones as requested by the awardee on an annual basis.

•	Propose recommended modifications to development plans and milestones based on standard requirements for product development and expected time and resources needed to achieve milestones.

•	Discuss the progress reports submitted by awardees on an annual basis.

•	Indicate their assessment of whether agreed milestones have been successfully met.

Dispute Resolution:

Any disagreements that may arise in scientific or programmatic matters (within the scope of the award) between award recipients and the NIH may be brought to Dispute Resolution. A Dispute Resolution Panel composed of three members will be convened. It will have three members: a designee of the awardee, one NIH designee, and a third designee with expertise in the relevant area who is chosen by the other two. This special dispute resolution procedure does not alter the awardee’s right to appeal an adverse action that is otherwise appealable in accordance with PHS regulation 42 CFR Part 50, Subpart D and DHHS regulation 45 CFR Part 16. Although a decision to fund or not to fund the UH3 portion of the study will be based in part on scientific issues, Dispute Resolution will not be used to resolve disagreements regarding funding decisions for the UH3 award, since NHLBI retains full authority for this intrinsically governmental function.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: Dianna Jessee

Email: jesseed@nhlbi.nih.gov Phone: 301-435-0154

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Page-9

Research Subaward Agreement Amendment
Pass-through Entity (PTE)	Subrecipient

PTE: Yale University	Subrecipient: Miragen Therapeutics, Inc.
Address: 25 Science Park, 3rd Floor, PO Box 208327	Address: 6200 Lookout Road

City, State, Zip+4 (Country): New Haven, CT 06520-8327	City, State, Zip+4 (Country): Boulder CO 80301

PTE Principal Investigator (PI): [*], MD	Subrecipient Principal Investigator (PI): Rusty Montgomery, MD

PTE Federal Award No: 5UH2HL123886-02	FAIN: UH2HL123886	Federal Awarding Agency: NHLBI

Project Title: Mir-29 mimicry as a therapy for pulmonary fibrosis

Subaward Period of Performance: Start Date: 7/1/2015 End Date: 6/30/2016	Amount Funded This Action: [*]	Amendment No: 1	Subaward No: M15A12064(A10373)

Effective Date of Amendment:			FFATA Reporting:
July 1, 2015			Yes

Amendment(s) to Original Terms and Conditions

This Amendment revises the above-referenced Research Subaward Agreement as follows:

Action: This Subaward is hereby revised to include any and all applicable changes required by the implementation of 2 C.F.R. § 200 UNIFORM ADMINISTRATIVE REQUIREMENTS, COST PRINCIPLES, AND AUDIT REQUIREMENTS FOR FEDERAL AWARDS.

Actions:

Subaward period of performance extended to June 30, 2016.

Authorized Funding for Budget Period: [*]

Carryover is not automatic and requires prior approval.

Special Award Conditions: [*]

Modifications:

Attachment 2 to the Research Subaward Agreement, under the section entitled “Special terms and conditions”, item 1, is hereby deleted in its entirety.

The Parties entered into a subsequent Subcontract Agreement (“Agreement”) dated October 1, 2014, to set forth additional Terms and Conditions in addition to those set forth in Cost Reimbursement Subaward Research Agreement. The Parties hereby agree that the specific Terms and Conditions of the Agreement, as set forth herein in more detail, shall be applicable to this Amendment and any subsequent amendments. The remainder of the Agreement shall be terminated and of no further force and effect.

FDP Version 02.09.2015

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

.

Attached as Attachment A to this Amendment is the Subcontract Agreement. The following Terms and Conditions of Attachment A shall apply to this Amendment and any other subsequent amendments:

1.	Article 1, DEFINITIONS.

a.	Section 1.1

b.	Section 1.2

c.	Section 1.3

d.	Section 1.5

e.	Section 1.6

f.	Section 1.8

g.	Section 1.9

h.	Section 1.10.

2.	Article 2, SCOPE OF WORK.

a.	Section 2.2, Compliance with Laws, subsections c., d., e.

b.	Section 2.3, Reserved Rights.

3.	Article 3, MATERIALS TRANSFERS.

a.	Section 3.1, Materials Transfer.

b.	Section 3.2, Deliveries to Yale.

4.	Article 5, INTELLECTUAL PROPERTY

a.	Section 5.1, Inventions.

5.	Article 6, USG INTERFACE AND PUBLICATIONS

a.	Section 6.1, Interaction with USG.

b.	Section 6.2, Publications.

6.	Article 7, CONFIDENTIALITY

a.	Section 7.1, Definition

b.	Section 7.2, Non-Disclosure, Non-Use

c.	Section 7.3, Exclusions.

d.	Section 7.4, Permitted Disclosure

e.	Section 7.5, Return of Confidential Information.

f.	Section 7.6, Injunctive Relief

All other terms and conditions of this Subaward Agreement remain in full force and effect.

By an Authorized Official of Pass-through Entity:		By an Authorized Official of Subrecipient:

/s/ [*]	[*]	/s/ Jason A. Leverone	2/17/16
Name: [*]	Date	Name Jason A. Leverone	Date
Title: Award Manager		Title: CFO

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Research Subaward Agreement
Amendment

Pass-through Entity (PTE)	Subrecipient

PTE: Yale University	Subrecipient: Miragen Therapeutics, Inc.

Address: Office of Sponsored Projects 25 Science Park – 3rd Floor 150 Munson Street P.O. Box 208327	Address: 6200 Lookout Road

City, State, Zip+4 (Country): New Haven, CT 06520-8327	City, State, Zip+4 (Country): Boulder CO 80301

PTE Principal Investigator (PI): [*], MD	Subrecipient Principal Investigator (PI): Rusty Montgomery, MD

PTE Federal Award No: 5UH2HL123886-02 REVISED	FAIN: UH2HL123886	Federal Awarding Agency: National Heart, Lung, and Blood Institute

Project Title: Mir-29 mimicry as a therapy for pulmonary fibrosis

Subaward Period of Performance: Start Date: 7/1/2015 End Date: 6/30/2016	Amount Funded This Action: [*]	Amendment No: 2	Subaward No: M15A12064(A10373)

Effective Date of Amendment:			FFATA Reporting:
July 1, 2016			Y

Amendment(s) to Original Terms and Conditions

This Amendment revises the above-referenced Research Subaward Agreement as follows:

•	Carry over from Year 1 to Year 2 is authorized in the amount of [*].

•	Carry over is not automatic and requires prior approval.

All other terms and conditions of this Subaward Agreement remain in full force and effect.

By an Authorized Official of Pass-through Entity:		By an Authorized Official of Subrecipient:

/s/ [*]	[*]	/s/ Jason A. Leverone	11/18/16
Name: [*]	Date	Name Jason A. Leverone	Date
Title: Award Manager		Title: CFO

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.